UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

Bizzingo, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 29, 2012, Mr. Ephraim Lindenbaum (age 43) was elected to the board of directors of the Bizzingo, Inc. (“Company”).

Mr. Lindenbaum is the founder, managing director and majority owner of Advance Ventures, a Silicon Valley-based venture investment fund and venture development advisory firm that participates in seed and early-stage cleantech, communications/mobility, digital media and information technology start-ups. Since 1999, Advance Ventures has consistently achieved meaningful exits with its portfolio companies across its core market sectors. Prior to founding Advance Ventures, Mr. Lindenbaum was the co-founder of interactive media pioneer Broadcast Production Group and served as CEO until its acquisition in 1999 by Parago, a leading global engagement management company. Under his leadership, Broadcast Production Group was listed as a Top 15 fastest growing private company in Silicon Valley and a Top 100 fastest growing private company in the US. Mr. Lindenbaum has been nationally recognized in cover and feature stories by CNN Future Watch, New Media News, AV Video ~ Multimedia Producer Magazine, Wired, MicroPublishing News and Silicon Valley Business Journal.

On December 1, 2011, the Company and Advance Ventures entered into a Strategic Advisory Agreement pursuant to which Advance Ventures provides a variety of advisory services for the Company. In exchange, Advance Ventures receives the sum of $10,000 a month and has received 200,000 shares of common stock of the Company. As mentioned above, Mr. Lindenbaum is the majority owner of Advance Ventures. In addition, the Company has a Services Agreement with BPG Worldwide, Campbell California, to provide programming and software development services for the Company under which the Company is billed on an hourly basis, without mark-up, for services rendered by BPG Worldwide employees. Mr. Lindenbaum is a principal of BPG Worldwide, however, he has not received any form of compensation or remuneration under the Services Agreement.

In connection with his role as a director the Company, Mr. Lindenbaum received a stock option grant under the Company’s 2011 Stock Option Plan. The grant enables the new director to acquire 500,000 shares of common stock at a price per share of $0.20.

There are no family relationships between our new director and our other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which such party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On May 29, 2012, the Company issued the Press Release with respect to Mr. Lindenbaum, a copy of which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

99.1     Press Release dated May 29, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: May 30, 2012

/s/ Douglas Toth
Douglas Toth
Chairman

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